UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2021

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On January 5, 2021, James M. Frates, Senior Vice President, Chief Financial Officer of Alkermes, Inc. (“Alkermes”), a U.S. subsidiary of Alkermes plc (the “Company”), notified the Company of his decision to resign from his position of Chief Financial Officer of the Company, effective January 11, 2021. Mr. Frates’s responsibilities as Chief Financial Officer and principal financial officer of the Company will be transitioned to Iain M. Brown, currently Senior Vice President, Finance and Chief Accounting Officer.

(c)   On January 5, 2021, the Company’s Board of Directors (the “Board”) appointed Blair C. Jackson to the position of Executive Vice President, Chief Operating Officer and Mr. Brown to the position of Senior Vice President, Chief Financial Officer, in each case effective as of January 11, 2021. Mr. Brown will serve as the Company’s principal financial officer and will continue to serve as the Company’s principal accounting officer.

As Chief Operating Officer, Mr. Jackson, age 48, will assume responsibility for the Company’s global operations, quality, finance, information technology and corporate planning functions. Mr. Jackson currently serves as Senior Vice President, Corporate Planning and, since July 2018, has been responsible for the Company’s business development and alliance management, business planning, new product planning, data analytics and market research and corporate operations functions. Prior to that, Mr. Jackson served as Senior Vice President, Business Development from May 2016 to July 2018, and prior to that, in various scientific and corporate roles within the Company. Mr. Jackson received a Bachelor of Arts in Biochemistry from the University of Calgary, a Bachelor of Arts in Chemical Engineering and a Master of Business Administration from the University of Alberta, and a Master of Science in Chemical Engineering practice from the Massachusetts Institute of Technology. In connection with this appointment, Mr. Jackson’s base salary will be increased by approximately 10% to $540,000, with a performance pay target of 60% of his base salary and a target performance pay range of 0% to 120% of his base salary, and he is entitled to enter into a deed of indemnification with the Company in substantially the form filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, and an indemnification agreement with Alkermes, Inc. in substantially the form filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Mr. Jackson has not otherwise entered into any material plan, contract, arrangement or amendment in connection with this appointment.

As Chief Financial Officer, Mr. Brown, age 52, will assume responsibility for the Company’s business planning, procurement and strategic sourcing functions in addition to his current responsibilities. Mr. Brown currently serves as Senior Vice President, Finance and Chief Accounting Officer and has served as the company’s principal accounting officer since May 2015, with responsibility for the Company’s accounting and financial reporting, tax, treasury, financial planning and analysis, and travel functions. Mr. Brown joined Alkermes in 2003, prior to which he served as Vice President of Finance, North America at Serono, Inc. Mr. Brown received a Bachelor of Science in Business Studies from the University of Bradford, England and is a Chartered Accountant. In connection with this appointment, Mr. Brown’s base salary will be increased by approximately 10% to $500,000, with his performance pay target remaining at 50% of his base salary and target performance pay range remaining at 0% to 100% of his base salary. Mr. Brown has not otherwise entered into any material plan, contract, arrangement or amendment in connection with this appointment. Mr. Brown will remain entitled to indemnification under his existing agreements with the Company and Alkermes, Inc.

There is no family relationship between either Mr. Jackson or Mr. Brown and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and neither of Mr. Jackson or Mr. Brown has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) The information in the third paragraph of Item 5.02(c) above relating to modifications to Mr. Brown’s base salary is incorporated by reference in this Item 5.02(e)

Item 7.01 Regulation FD Disclosure.

On January 6, 2021, the Company issued a press release announcing the appointments and resignation described in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference in this Item 7.01. The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

99.1	Press release issued by Alkermes plc dated January 6, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: January 6, 2021	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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